Exhibit 10.14

WELLCARE HOLDINGS, LLC

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made and entered into as of _______________ by and between WellCare Holdings, LLC, a Delaware limited liability company (the “Company”), and ________________ (“Director”). Capitalized terms used herein and not otherwise defined are defined in Section 10 hereof.
WHEREAS, Director serves as a director of the Company and/or one or more of its subsidiaries; and
WHEREAS, the Company and Director desire to enter into this Agreement (i) to provide for the issuance of Class A Common Units and Class C Common Units to Director pursuant to the terms contained herein and (ii) to provide certain rights and obligations with respect to Director’s ownership of Director Units.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Purchase, Sale and Grant of Common Units. Upon execution of this Agreement and satisfaction of the other conditions contained herein, Director will purchase, and the Company will sell ____________ Class A Common Units (the “Investment Units”), in exchange for an aggregate cash purchase price of $_____________, which represents a purchase price of $________ per Class A Common Unit. As a result of the Director’s purchase of the Class A Common Units described in the immediately preceding sentence, the Company hereby grants to the Director __________ Class C Common Units (the “Incentive Units”). It is a condition precedent to the Company’s sale of the Investment Units and the grant of the Incentive Units that the Director shall have executed and delivered to the Company a joinder to the LLC Agreement.

2. Representations and Warranties; Acknowledgments and Agreements.

(a) Representations and Warranties by Director. In connection with the issuance of Director Units to Director pursuant to this Agreement, Director hereby represents and warrants to the Company that:

(i) The Director Units acquired or to be acquired by Director will be acquired for Director’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws, and no Director Units will be disposed of in contravention of the Securities Act or any applicable state securities laws.

(ii) Director is a director of the Company or one of its subsidiaries, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in Director Units.

(iii) Director is able to bear the economic risk of his investment in Director Units for an indefinite period of time because the Director Units have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

(iv) Director has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Director Units and has had full access to such other information concerning the Company and its subsidiaries as he has requested. Director acknowledges and agrees that this Agreement is a legal document which is a binding obligation of Director and that Director has been provided with ample opportunity to consult with independent legal counsel regarding the terms, conditions and nature of this Agreement.

(v) This Agreement constitutes the legal, valid and binding obligation of Director, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Director does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Director is a party or any judgment, order or decree to which Director is subject.

(b) Acknowledgment by Director. Director acknowledges and agrees that neither the issuance of any Director Units to Director nor any provision contained herein will entitle Director to continue to serve as a director of the Company or its subsidiaries.

(c) Section 83(b) Election. Director hereby agrees that, by no later than 30 days after the date hereof, Director will file an Election to include Property in Gross Income pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (a “Section 83(b) Election”) with the Internal Revenue Service regarding the Director Units, which Section 83(b) Election shall be in a form reasonably satisfactory to the Company and August result in Director recognizing taxable income during the current calendar year.

3. Vesting of Director Incentive Units.

(a) The Director Incentive Units shall “vest” as provided in this Section 3. As of any date the total number of Director Incentive Units which will be “Vested Director Incentive Units” as of such date shall equal the product of the total number of Director Incentive Units multiplied by the then Applicable Percentage (as herein defined); provided, however, that upon the Director’s Termination Date (the “Director Termination Date”), all vesting of Director Incentive Units shall immediately cease, with the effect that from and after the Director Termination Date the total number of Director Incentive Units which will be “Vested Director Incentive Units” shall equal the number of Director Incentive Units which were “Vested Director Incentive Units” as of the Director Termination Date.

(b) For purposes of this Section 3, the “Applicable Percentage” shall equal, as of any date, (x) if the Number of Months (as herein defined) as of such date is less than 12, then zero percent (0%) and (y) if the Number of Months as of such date is greater than or equal to 12, then “Q”%, where “Q” is determined by multiplying the Number of Months as of such date by 2.08333333; provided that in no event shall the “Applicable Percentage” be greater than 100%.

(c) For purposes of this Section 3, the “Number of Months” shall equal, as of any date, the number of full calendar months during the period beginning on _______________ and ending on either (i) such date of calculation or (ii) the Director Termination Date if the Director Termination Date occurred prior to such date (in all cases rounded down to the nearest whole number).

(d) As of any date, the term “Unvested Director Incentive Units” means the Director Incentive Units that are not Vested Director Incentive Units as of such date.

4. Forfeiture of Unvested Director Incentive Units upon the Director Termination Date. If the Director Termination Date occurs for any reason, then, effective as of the Director Termination Date and without any further action by the Company, Director or any of Director’s Affiliates or any other Person, all then Unvested Director Incentive Units (whether owned by Director, any of Director’s Affiliates or any other Person) shall immediately be forfeited to the Company and shall cease to be issued and outstanding.

5. Distributions on Unvested Director Incentive Units. Notwithstanding anything contained herein to the contrary, if at any time the Company makes any distribution (other than “Tax Advances” (as such term is defined in the LLC Agreement)) or any other payment is made by any Person with respect to any Unvested Director Incentive Units which, but for the provisions of this Section 5, the holder of such Unvested Director Incentive Units (an “Unvested Holder”) would be entitled to receive, then such distribution or payment shall be made into an escrow account (the “Escrow Account”) rather than to such Unvested Holder. The Escrow Account shall provide (i) that the property distributed or paid into such Escrow Account as well as all earnings thereon (the “Escrow Property”) shall be held for the benefit of such Unvested Holder and for the benefit of the Company’s other holders of Common Units as of the time of such distribution or payment, (ii) that any such Escrow Property that is cash August be invested in the discretion of the Company (or such other representative of the holders of the Company’s Common Units as of the time of such distribution or payment as August be appropriate) in short-term fixed income investments, (iii) that so long as Director remains a director of a WellCare Company, such Unvested Holder’s interest in the Escrow Property shall continue to “vest” in the same manner as the “vesting” of such Holder’s Unvested Director Incentive Units pursuant to the terms hereof and, subject to any applicable transfer restrictions on the Escrow Property, upon the “vesting” of any Escrow Property, ownership and control of such vested Escrow Property shall be transferred to such Unvested Holder no later than 10 business days after the vesting of such Escrow Property, (iv) that if the Director Termination Date occurs prior to the “full vesting” of the Escrow Property, then, subject to any applicable transfer restrictions on the Escrow Property, all “unvested” Escrow Property shall be appropriately distributed to the other holders of the Company’s Common Units as of the time of such distribution or payment, and all of the “vested” Escrow Property which has not previously been distributed to such Unvested Holder shall be distributed to such Unvested Holder, (v) that any WellCare Company (or such other representative of the holders of the Company’s Common Units as of the time of such distribution or payment as August be appropriate) August be the escrow agent, and (vi) such other terms as the Board (or such other representative of the holders of the Company’s Common Units as of the time of such distribution or payment as August be appropriate) August deem appropriate and which are, in all material respects, consistent with the intent of this Agreement (including Section 3 and this Section 5).

6. Right to Purchase Units Upon Director Termination Date.

(a) Repurchase Option. If a Director Termination Date occurs, then the Director Units (whether held by Director or one or more transferees and including any Director Units acquired subsequent to such Termination Date) will, at the Company’s election, be subject to repurchase by the Company pursuant to the terms and conditions set forth in this Section 6 (the “Repurchase Option”) at a price per Director Unit equal to the Fair Market Value per Director Unit determined as of the Valuation Date, less the amount of any cash distributed by the Company with respect to such Director Unit between the applicable Valuation Date and the closing of the applicable repurchase.

(b) Repurchase Procedures. The Repurchase Option is exercisable by the Company delivering written notice (the “Repurchase Notice”) to the holder or holders of the applicable Director Units at any time during the six-month period beginning on the Director Termination Date. The Repurchase Notice will set forth the number of Director Units to be acquired from such holder(s), an estimate of the aggregate consideration to be paid for such holder’s Director Units and the time and place for the closing of the transaction.

(c) Closing of Repurchase. The closing of the transactions contemplated by this Section 6 will take place on the date designated by the Company in the Repurchase Notice, which date shall not be more than 60 days after the delivery of such notice. The amount of the repurchase price to be paid for any Director Units to be purchased by the Company pursuant to a Repurchase Option shall be determined pursuant to Section 6(a) hereof and the aggregate amount of such repurchase price shall be referred to herein as the “Aggregate Repurchase Price.” The Company will pay the applicable Aggregate Repurchase Price for any Director Units to be purchased by the Company pursuant to a Repurchase Option by delivery of a check payable to or by wire transfer to an account or account(s) designated by the holder(s) of such Director Units in an aggregate amount equal to the applicable Aggregate Repurchase Price for such Director Units. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Director Units by the Company pursuant to this Repurchase Option will be subject to applicable restrictions contained under applicable law (including Delaware law) and in the Company’s and the other WellCare Companies’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of Director Units pursuant to this Section 6 which the Company is otherwise entitled to make, the Company August make such repurchases as soon as it is permitted to do so under such restrictions. The Company will receive from each seller regarding the sale of Director Units the representation that such seller has good and marketable title to such Director Units and that such Director Units will be transferred to the Company free and clear of all liens, claims and other encumbrances.

7. Restrictions on Transfer of Director Units.

(a) Neither any Director nor any Permitted Transferee (as herein defined) August directly or indirectly, sell, pledge, assign, transfer or otherwise dispose of (a “Transfer”) any interest in any Director Units, except (i) to the Company, (ii) in Public Sales or in an Approved Sale (as herein defined), (iii) pursuant to applicable laws of descent and distribution, or (iv) among Director’s Family Group but only if such Transfer is for valid estate planning purposes and has been approved by the Board; provided that the restrictions contained in this

Section 7 will continue to be applicable to the Director Units after any Transfer of the type referred to in clause (iii) or (iv) above and, as a condition to any such Transfer, the transferees of such Director Units must agree in writing (which writing must be delivered to the Company) to be bound by the provisions of this Agreement (unless such Transfer is pursuant to applicable laws of descent and distribution, in which case, such writing shall be entered into and delivered to the Company as soon as reasonably possible after such Transfer). Any transferee of Director Units pursuant to a Transfer in accordance with clause (iii) or (iv) above is herein referred to as a “Permitted Transferee.” Upon the proposed Transfer of any Director Units pursuant to clause (iii) or (iv) above, Director or such Permitted Transferee transferring such Director Units will deliver a written notice (a “Transfer Notice”) to the Company, which discloses in reasonable detail the identity of the Permitted Transferee(s).

(b) All Director Units shall constitute “restricted securities,” as that term is defined in Rule 144 promulgated by the U.S. Securities and Exchange Commission pursuant to the Securities Act, and August not be Transferred except in compliance with the registration requirements of the Securities Act or an exemption therefrom.

(c) Any certificates representing Director Units will bear the following legend, or a substantially similar legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND AUGUST NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN THAT CERTAIN SUBSCRIPTION AGREEMENT BETWEEN THE ISSUER AND _________________, A COPY OF WHICH AUGUST BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

The legend set forth above regarding this Agreement shall be removed from any certificates evidencing any securities which cease to be Director Units.

(d) No holder of Director Units August Transfer any Director Units (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company (which counsel will be reasonably acceptable to the Company) that registration under the Securities Act is not required in connection with such Transfer. If such opinion of counsel, reasonably acceptable in form and substance to the Company, further states that no subsequent Transfer of such Director Units will require registration under the Securities Act, if applicable, the Company will promptly upon such Transfer deliver new certificates for such securities which do not bear the Securities Act legend set forth above.

8. Approved Sale of the Company.

(a) If the Board or the holders of a majority of the number of voting Common Units then outstanding approve a sale of all or substantially all of the Company’s assets determined on a consolidated basis or a sale of all (or, for accounting, tax or other reasons, substantially all) of the outstanding Common Units (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) to third party or parties (each such sale, an “Approved Sale”), then each holder of Director Units will vote for, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as (i) a merger or consolidation, each holder of Director Units will waive any dissenters’ rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) a sale of equity securities, each holder of Director Units will agree to sell all of his or her Director Units on the terms and conditions approved by the Board or the holders of a majority of the voting Common Units then outstanding, as the case August be. Each holder of Director Units will take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Company. Each holder of Director Units hereby irrevocably constitutes and appoints the Company the true and lawful attorney of such holder, with full power of substitution, in the name of such holder or the Company to give effect to this Section 8, including the execution of any documentation necessary to transfer ownership of Director Units pursuant to an Approved Sale. Each holder of Director Units hereby agrees that the powers granted to the Company in the immediately preceding sentence are coupled with an interest and are irrevocable by any holder of Director Units.

(b) If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the U.S. Securities and Exchange Commission August be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Director Units will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If any holder of Director Units appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any holder of Director Units declines to appoint the purchaser representative designated by the Company, such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.

(c) Each holder of Director Units will bear their pro rata share (based upon the amount of consideration received) of the costs of any sale of Director Units pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Common Units and are not otherwise paid by the Company or the acquiring party. Costs incurred by any holder of Director Units on his or her own behalf will not be considered costs of the transaction hereunder.

9. Holdback Agreement. No holder of Director Units will effect any sale or distribution of Director Units during the seven days prior to or the 180-day period beginning on the effective date of any underwritten Public Offering (except as part of such underwritten registration), unless the underwriters managing such underwritten Public Offering otherwise agree.

10. Definitions. The following terms are defined as follows:

“Affiliate” means, when used with reference to a specified Person, any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). With respect to any Person who is an individual, “Affiliate” shall also include, without limitation, any member of such individual’s Family Group.

“Board” means the Company’s Board of Directors.

“Class A Common Units” means the Company’s Class A Common Units (as such term is defined in the LLC Agreement).

“Class B Common Units” means the Company’s Class B Common Units (as such term is defined in the LLC Agreement).

“Class C Common Units” means the Company’s Class C Common Units (as such term is defined in the LLC Agreement).

“Common Units” means collectively the Class A Common Units, the Class B Common Units, the Class C Common Units and any other equity securities of the Company (or its successors) which are not limited to a fixed sum or percentage of par value or stated value in respect of the rights of the holders thereof to participate in dividends or other distributions or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the issuer of such securities, including any common equity securities of any successor entity of the Company issued pursuant to a transaction of the type described in Section 12.16 of the LLC Agreement.

“Director Incentive Units” means (i) all Class C Common Units issued hereunder and (ii) all equity securities issued with respect to the equity referred to in clause (i) above by way of a unit or stock dividend or distribution or stock or unit split in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting Class C Common Units.

“Director Investment Units” means (i) all Class A Common Units issued hereunder and (ii) all equity securities issued with respect to the equity referred to in clause (i) above by way of a unit or stock dividend or distribution or stock or unit split in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting Class A Common Units.

“Director Units” means the Director Incentive Units and the Director Investment Units. Unless otherwise provided herein, except in connection with an Approved Sale or a Public Sale, Director Units will continue to be Director Units in the hands of any holder of Director Units (except for the Company), and each transferee thereof will succeed to the rights and obligations of a holder of Director Units hereunder.

“Fair Market Value” per Class A Common Unit, Class C Common Unit or of any other security as of any given date shall be as determined by the Board based on such factors as the members thereof, in the exercise of their business judgment, consider relevant.

“Family Group” means, with respect to any Person who is an individual, (i) such Person’s spouse, former spouse, descendants (whether natural or adopted), parents and their descendants and any spouse of the foregoing persons (collectively, “relatives”), (ii) the trustee, fiduciary or personal representative of such Person and any trust solely for the benefit of such Person and/or such Person’s relatives or (iii) any limited partnership or limited liability company the governing instruments of which provide that such Person shall have the exclusive, nontransferable power to direct the management and policies of such entity and of which the sole owners of partnership interests, membership interests or any other equity interests are, and will remain, limited to such Person and such Person’s relatives.

“LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Company, as amended from time to time.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization.

“Public Sale” means the sale of Director Units to the public pursuant to an offering registered under the Securities Act or, after the consummation of an initial public offering, to the public pursuant to the provisions of Rule 144 (or any similar rule or rules then in effect) under the Securities Act.

“Termination Date” means the date that the Director ceases to serve as a director of any of the WellCare Companies for any reason.

“Units” means the Company’s Units (as such term is defined in the LLC Agreement).

“Valuation Date” means, with respect to the Repurchase Option, the date, if any, that the Company delivers a Repurchase Notice to Director.

“WellCare Companies” means the Company and its subsidiaries whether currently existing or hereafter acquired or formed.

11. Miscellaneous.

(a) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(b) Notices. Any notice hereunder to the Company shall be addressed to the Company’s principal executive office, Attention: General Counsel, and any notice hereunder to Director shall be addressed to Director at Director’s last address on the records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address. Any notice shall be deemed to have been duly given when delivered personally, one day following dispatch if sent by reputable overnight courier, fees prepaid, or three days following mailing if sent by registered mail, return receipt requested, postage prepaid and addressed as set forth above.

(c) Counterparts. This Agreement August be executed in separate counterparts, each of which will be deemed to be an original and all of which taken together will constitute one and the same agreement.

(d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors and assigns to the Company and all persons lawfully claiming under Director.

(e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any rules, principles or provisions of choice of law or conflict of laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(f) Remedies. The parties hereto acknowledge and agree that money damages August not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto will have the right to injunctive relief, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement.

(g) Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which August have related to the subject matter hereof in any way.

(h) Amendments and Waivers. Any provision of this Agreement August be amended or waived only with the prior written consent of the Company (with approval of the Board) and Director.

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the date first written above.

WELLCARE HOLDINGS, LLC By:______________________________
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